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                                                                   Exhibit 10.53

                              REMITTANCE AGREEMENT

This Remittance agreement (this "Agreement") is made as of August 8, 2001 between Wareforce, Inc. ("Wareforce") and IMPRES Technology Solutions ("IMPRES").

                                    Recitals:

A. Wareforce has sold merchandise to customers currently doing business with IMPRES and as of 7/31/01, the accounts receivable from such customers due to Wareforce was approximately $3.8 million. An accounts receivable aging reports is attached as exhibit "A". IMPRES agrees that all payments on such accounts receivable in exhibit "A" are the property of Wareforce.

B. Customers from time to time maybe making Wareforce's payments to Ingram Micro Financial Services ("IFSC"), the agent for IMPRES. IFSC is subsequently remitting such payments to IMPRES.

C. IMPRES wishes to have such customers properly remit Wareforce's payments to the Wareforce Lockbox account at Bank One (the "Lockbox"). For those payments made to IMPRES in error, IMPRES wishes to remit a check for such payments to Wareforce's lockbox.

D. Wareforce and IMPRES realize that each may receive payments on account of accounts receivable owned by the other party and wish to establish a procedure for remitting such amounts.

                                   Agreement:

1. Remittance by IMPRES. If IFSC receives any funds in payment of accounts receivable belonging to Wareforce, they will, in the ordinary course of business, remit such payments to IMPRES. IMPRES will then, within five (5) business days, remit, along with complete detail of such payments, to Wareforce's lockbox. Such remittance will be made by an IMPRES check deposited directly into the lockbox.

2. Remittance by Wareforce. If Wareforce receives any funds in payment of accounts receivable belonging to IMPRES, they will then, within five (5) business days, remit, along with complete detail of such payments to IMPRES in accordance with IMPRES' instructions.

3. Access to Records. Both parties agree to give each other access to its daily reports of receipts. Additionally, IMPRES agrees to give Wareforce complete access to remittance detail as supplied by IFSC when payment is made which is approximately every 10 days. Wareforce agrees to continue to provide IMPRES "read only" access to its Cove system. All such access to


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each others records will continue until the amount outstanding owed to
Wareforce by current IMPRES customers goes below $50,000 or for six months, whichever comes first.

4. Reconciliation. Wareforce and IMPRES shall each, upon request of the other, provide the other with a reconciliation showing the amounts received and amounts remitted with respect to accounts receivable owned by Wareforce, in the case of IMPRES, or IMPRES, in the case of Wareforce.

5. Amendment. No Amendment or waiver of this Agreement shall be effective unless in writing signed by each party hereto.

6. MUTUAL WAIVER OF RIGHT TO JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO TRIAL OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE, WHETHER NOW EXISTING OR HEARAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.

7. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one agreement.

8. Headings. The headings contained in this agreement are for convenience only. They shall not affect the interpretation of this Agreement.

9. Attorneys' Fees; Etc. In any suit or action brought to enforce this Agreement or to obtain an adjudication (declaratory or otherwise) of rights or obligations hereunder, the losing party shall pay to the prevailing party reasonable attorneys' fees and other costs and expenses incurred by the prevailing party.

10. Entire Agreement. This Agreement constitutes the entire agreement between the parties regarding the subject matter hereof. This agreement supercedes all prior and contemporaneous agreements between the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by respective duly authorized officers, as of the date first above written.


                                                   Wareforce, Inc.

                                                   By: /s/ Don Hughes
                                                      --------------------------
                                                   Name: Don Hughes
                                                        ------------------------
                                                   Title: CFO
                                                         -----------------------

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                                                   IMPRES Technology Solutions:

                                                   By: /s/ Richard Fu
                                                      --------------------------
                                                   Name: Richard Fu
                                                        ------------------------
                                                   Title: President
                                                         -----------------------